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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 AUTODESK, INC.

FIRST:        The name of the Corporation is Autodesk, Inc. (the
              "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Fifty-Two Million (52,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

              The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

              The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:        The name and mailing address of the incorporator are as follows:

                     Martin W. Korman
                     Wilson Sonsini Goodrich & Rosati
                     Two Palo Alto Square
                     Palo Alto, CA 94306

SIXTH:        The Corporation is to have perpetual existence.

SEVENTH:
              The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.
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EIGHTH:       The number of directors which constitute the whole Board of
              Directors of the Corporation shall be designated in the Bylaws of the Corporation.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

              Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVENTH:     At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

THIRTEENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

  The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated: May 5, 1994
                                          /s/ MARTIN W. KORMAN
                                          -------------------------------------
                                          Martin W. Korman
                                          Incorporator
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 AUTODESK, INC.


     Autodesk, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the second sentence of the first paragraph of ARTICLE FOURTH of the Certificate of Incorporation in its present form and substituting therefor a new second sentence of the first paragraph of ARTICLE FOURTH in the following form:

          The total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Two Million (102,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

     SECOND: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL
(a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the GCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Carol A. Bartz, its Chairman of the Board, President and Chief Executive Officer, this 13th day of October, 1994.

                              AUTODESK, INC.



                              By:   /s/ CAROL A. BARTZ
                                    ------------------
                                    Carol A. Bartz
                                    Chairman of the Board, President
                                    and Chief Executive Officer